SCHEDULE 14C

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                Amendment No. 4

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for use of the Commission only (only as permitted by
    Rule 14c-5(d)(2))
[ ] Definitive Information Statement

                      NATIONAL RESIDENTIAL PROPERTIES, INC.
                       -----------------------------------
                (Name of Registrant as Specified in its Charter)

                       -----------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.

         (3) Filing Party:

         (4) Date Filed:

                      NATIONAL RESIDENTIAL PROPERTIES, INC.
                            6915 Red Road, Suite 222
                           Coral Gables, Florida 33143
                              Phone: (305) 666-6565

                              INFORMATION STATEMENT

               WE ARE NOT PROVIDING YOU WITH A PROXY STATEMENT AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY
                        ---------------------------------


Approximate date of mailing of this Information Statement:  [__________________]

To the Shareholders:

NOTICE IS HEREBY GIVEN that National Residential Properties, Inc. (the "COMPANY") intends to take the following actions pursuant to a written consent of the shareholders holding a majority of the Company's voting power:

     1. To approve an amendment to the Company's articles of incorporation to increase the number of authorized shares of common stock to 21 billion shares and accordingly increase the total number of authorized shares of all classes of stock the Company is authorized to issue.

     2. To approve an amendment to the Company's articles of incorporation to create Class A common stock and to issue Class A common stock to Christopher Astrom.

     3. To approve an amendment to the Company's articles of incorporation to change the par value of the Company's common stock.

     4. To approve an amendment to the Company's articles of incorporation to effect a 1 for 200 reverse split of the Company's capital stock.

     5. To ratify past changes of the Company's name and to approve an amendment to the Company's articles of incorporation to change the name of the Company to "National Realty and Mortgage, Inc."

     6. To approve an amendment to the Company's articles of incorporation to create a class of preferred stock, and to adopt and approve amended and restated articles of incorporation.

  THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING
              WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                           Sincerely,


                                           -------------------------------------
                                           RICHARD ASTROM
                                           President and Chief Executive Officer

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----



GENERAL INFORMATION..........................................................  1

PROPOSAL ONE    TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF
                INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                COMMON STOCK TO 21 BILLION SHARES AND INCREASE THE TOTAL NUMBER
                OF AUTHORIZED SHARES OF ALL CLASSES OF STOCK THE COMPANY IS
                AUTHORIZED TO ISSUE TO 22 BILLION SHARES...................... 9

PROPOSAL TWO    TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF
                INCORPORATION TO CREATE CLASS A COMMON STOCK AND TO ISSUE CLASS
                A COMMON STOCK TO CHRISTOPHER ASTROM..........................11

PROPOSAL THREE  TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                INCORPORATION TO CHANGE THE PAR VALUE OF THE COMPANY'S COMMON
                STOCK........................................................ 15

PROPOSAL FOUR   TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF
                INCORPORATION TO EFFECT A 1 FOR 200 REVERSE SPLIT OF THE
                COMPANY'S COMMON STOCK....................................... 16

PROPOSAL FIVE   TO RATIFY PAST CHANGES TO THE COMPANY'S NAME AND TO APPROVE AN
                AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME
                OF THE COMPANY TO "NATIONAL REALTY AND MORTGAGE, INC."....... 21

PROPOSAL SIX    TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF
                INCORPORATION TO CREATE A CLASS OF PREFERRED STOCK, AND TO ADOPT
                AND APPROVE AMENDED AND RESTATED ARTICLES OF
                INCORPORATION................................................ 22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............... 23

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS............................. 25

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON..... 26

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.............................. 26

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................... 26

ADDITIONAL INFORMATION....................................................... 27

CONCLUSION................................................................... 28

                      NATIONAL RESIDENTIAL PROPERTIES ,INC.
                              --------------------
                              INFORMATION STATEMENT
                                ----------------
                               GENERAL INFORMATION

GENERAL

         This Information Statement is being provided to the shareholders of NATIONAL RESIDENTIAL PROPERTIES, INC. (the "COMPANY"), in connection with the anticipated receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of the Company's voting power, authorizing the actions proposed and discussed herein. The Company's board of directors unanimously approved all the actions proposed in this Information Statement on [____________________], and recommended that the resolutions be submitted for shareholder approval. The shareholders holding a majority of the Company's voting power intend to approve the proposals discussed in this Information Statement by written consent shortly after mailing this Information Statement to the Company's shareholders. This Information Statement was first mailed on or about [_____________________].

RECORD DATE AND VOTING SECURITIES

         Only shareholders of record at the close of business on [_______ __], 2004 are entitled to notice of the information disclosed in this Information Statement. As of [_______________], the Company had one series of common stock, $.001 par value outstanding. On [___________________], 1 million validly issued shares of common stock were issued and outstanding and held of record by an undeterminable number of registered shareholders. For a discussion of the holders of the Company's common stock, see the section entitled "Capitalization Information and Related Actions of the Board of Directors", below. Each share of common stock entitles the holder thereof to one vote on all matters submitted to the shareholders.

SHAREHOLDERS' RIGHTS

         The elimination of the need for a special meeting of the shareholders to approve the actions proposed and discussed in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS"). This section provides that any action required or permitted to be taken at a meeting of shareholders of a corporation, may be taken without a meeting, before or after the action, if a written consent thereto is signed by the shareholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposed resolutions as early as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of its shareholders holding a majority of the Company's voting power.

         The actions described in this Information Statement cannot be taken until at least 20 days after this Information Statement has been mailed to the Company's shareholders.

DISSENTERS' RIGHTS

         The NRS does not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement.

CAPITALIZATION INFORMATION AND RELATED ACTIONS OF THE BOARD OF DIRECTORS BACKGROUND CAPITALIZATION INFORMATION

         The Company's original articles of incorporation authorized the Company to issue 1 million shares of the Company's common stock. After its incorporation, the following events occurred: (i) in December 1994, the Company attempted to effect a 2 for 1 stock split (the "1994 STOCK SPLIT"); (ii) in January 1999, the Company attempted to effect a 1 for 10 reverse stock split (the "1999 REVERSE STOCK SPLIT"); (iii) between the date of its incorporation and October 2000, the Company believed it increased the number of shares it was authorized to issue from 1 million to 40 million shares of common stock (the "40 MILLION SHARE INCREASE"); (iv) in October 2000, the Company attempted to increase the number of shares the Company was authorized to issue from 40 million to 250 million shares of common stock (the "250 MILLION SHARE INCREASE"); (v) in January 2001, the Company attempted to increase the number of shares it was authorized to issue from 250 million to 750 million shares of common stock and attempted to effect a 3 for 1 stock split (the "750 MILLION SHARE INCREASE"); and (vi) in June 2001, the Company attempted to increase the number of shares of common stock it was authorized to issue from 750 million to
1.5 billion (the "1.5 BILLION SHARE INCREASE", and together with the 1994 Stock Split, the 1999 Reverse Stock Split, the 40 Million Share Increase, the 250 Million Share Increase and the 750 Million Share Increase, the "CAPITAL CHANGES"). The Company has since determined that some or all of the Capital Changes were not validly adopted by the Company's board of directors, approved by the Company's shareholders or filed with the Secretary of State of the State of Nevada as required by the laws of the State of Nevada. As a result, it appears the Company has never been authorized to issue more than 1 million shares of its common stock. All shares of the Company's common stock issued in excess of 1 million shares appear to have been issued in excess of the Company's authorized amount. Additional information with respect to the issuance of shares in excess of the Company's authorized amount is set forth under the section entitled "Issues Relating to the Capital Changes and Overissuances" below.

         Given the foregoing, the Company has attempted to determine the majority owners of the validly issued shares of its common stock. The Company discovered that Richard Astrom and Pamela Gay Astrom, tenants by the entireties, were issued a substantial block of shares shortly after the Company merged with National Rehab Properties, Inc. These shares consisted of the majority of the Company's validly issued outstanding shares. After their initial issuance, approximately 22% of these shares were transferred by Mr. and Mrs. Astrom to their family members, and were then resold into the public market. While Mr. and Mrs. Astrom did transfer these shares, the Company's assumption is that, because the shares are largely fungible, the shares transferred by Mr. and Mrs. Astrom were those issued in excess of the Company's authorized amount. If the Company is incorrect in this assumption, Mr. and Mrs. Astrom would no longer be the owners of a majority of the Company's validly issued shares. The Company's former transfer agent's records show that the remainder of these shares (including those shares the Company assumes were validly issued) were still held by Richard and Pamela Astrom, as tenants by the entireties, when the Company's former transfer agent and the Company severed relations. The Company's current transfer agent's records confirm that these shares can be traced from that time to the present, as they are still held by Richard and Pamela Astrom, as tenants by the entireties, and have not been sold or otherwise transferred. As such, Richard Astrom and Pamela Gay Astrom, as tenants by the entireties, appear to hold a majority of the validly issued shares of the Company's common stock.

         After making the aforementioned factual findings, the Company proceeded to retain local counsel in the State of Nevada to determine the effect of the invalidity of some or all of the Capital Changes and confirm the foregoing analysis under Nevada law. Based on the Company's discussions with Nevada counsel and the assumption that the shares transferred to Mr. and Mrs. Astrom's family members described above included only those shares that were issued in excess of the Company's authorized amount, the Company determined (and currently believes) that Richard and Pamela Astrom can amend the Company's articles of incorporation to increase the Company's authorized shares of common stock. The Company also believes that the issuance of common stock in excess of the authorized amount and the Capital Changes can be cured and ratified by the Company's board of directors. The Company's board of directors intends to cure and ratify the overissuances and the Capital Changes on or after the Company's majority shareholders take the actions proposed herein.

ISSUES RELATING TO THE CAPITAL CHANGES AND OVERISSUANCES

         At the time of its incorporation, the Company had 1 million shares of its common stock authorized. Since that time, the Company believed it had effected the Capital Changes. The Capital Changes appear to have not been validly adopted by the Company's board of directors, approved by the Company's shareholders or filed with the Secretary of State of the State of Nevada, as required by the laws of the State of Nevada. As such, it appears the Company currently has only 1 million shares of its common stock authorized. Until the time that the Capital Changes and the overissuances are cured, ratified, approved, adopted and affirmed, the Company may be liable to the holders of its common stock issued in excess of the authorized amount. These holders can demand the issuance of the shares in excess of the Company's authorized amount be rescinded, causing the Company to purchase the shares at the price at which they were sold. The Company believes, however, that if the actions described in this Information Statement are approved and the Capital Changes and the overissuances are cured, ratified, approved, adopted and affirmed, the rights of holders of shares issued in excess of the Company's authorized amount to rescission will be extinguished.

         Additionally, it appears the Company may have violated Section 5 of the Securities Act. The ramifications of this may entail a possible rescission offer to the shareholders affected within the past year. Section 13 of the Securities Act provides that no action shall be maintained for offering or selling securities in violation of Section 5 unless the action is brought within one year of the date of the violation. One year has passed from the initial placement of the 8% Debentures and from the conversion of the 8% Debentures issued. As of the date of this report, there have been no actions filed against the Company based upon a violation of Section 5. Because the statute of limitations has run and because the Company has very limited assets, it is unlikely that the holders of the underlying common stock will file an action against the Company. However, any such action maintained against the Company could have a substantial impact on the Company's liquidity. As such, the Company could not afford to offer rescission. If a court were to determine that rescission rights existed, the Company might be compelled to seek bankruptcy protection. Other ramifications include an enforcement action by the SEC.

         The Company also believes the issuance of Class A common stock to Christopher Astrom, discussed in further detail in Proposal Two, was not authorized as an amendment to the Company's articles of incorporation was never filed with the Secretary of State of the State of Nevada. The Company believes Christopher Astrom may have a claim against the Company for damages, but it is unlikely that Christopher Astrom will file a claim against the Company as he is an officer, director and principal shareholder of the Company. Also, as discussed below, the Company's board of directors and the holders of a majority of its validly issued shares intend to authorize the creation of Class A common stock and issue shares to Christopher Astrom.

         The Company may also have violated the federal proxy rules by either
(i) not obtaining the requisite shareholder approval to effect the Capital Changes or (ii) not providing shareholders with an Information Statement on
Schedule 14C in connection with the Capital Changes. The Company's failure to comply with the federal proxy rules may subject the Company to ramifications including an SEC enforcement action.

         Additionally, in November of 2001, the Company issued $1 million principal amount of 8% Series SPD Senior Subordinated Convertible Redeemable Debentures (the "8% Debentures"). Pursuant to their terms, the 8% Debentures accrue interest at a rate of 8% per annum, due in full, with principal, on October 17, 2003. Accrued interest is to be paid, at the holders' request, with freely tradeable shares of the Company's common stock at an initial conversion price of 70% of the lowest closing bid price of the Company's common stock. Pursuant to the terms of the 8% Debentures, holders would also able, at any time, to convert the 8% Debentures into the Company's common stock. The 8% Debentures are redeemable at any time by the Company, upon payment of 130% of the principal amount of the 8% Debentures. Holders of the 8% Debentures also hold the right to payment of 130% of the principal amount of the 8% Debentures upon a reclassification, capital reorganization or other change or exchange of outstanding shares of the Company's common stock, or, conversely, the holders may convert the 8% Debentures into the kind and number of shares of stock or other securities receivable under such a change. A portion of the 8% Debentures are still outstanding. However, because, as described in more detail below, the Company believes that allowing the outstanding debentures to convert into common stock will result in a violation of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), the Company does not intend to permit the conversion of these debentures into common stock.

         The Company claimed the issuance of the 8% Debentures was exempt from registration under Section 5 of the Securities Act pursuant to Rule 504 of Regulation D promulgated under the Securities Act. At the time of the offering, the Company relied on, among other things, its belief that (i) the Company's subsidiary that initially issued the 8% Debentures was not subject to the reporting requirements of Section 13 of the or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (ii) the Company's subsidiary that initially issued the 8% Debentures was not an investment company, (iii) the Company's subsidiary that initially issued the 8% Debentures was not a development stage company with no specific business plan other than to engage in a business combination with an unidentified company, (iv) the dollar amount of the offering would not exceed $1 million, (v) the common stock of the Company's subsidiary that initially issued the 8% Debentures would be issued under a state law exemption that permitted general solicitation and general advertising (so long as sales are made only to "accredited investors" as that term is defined in Rule 501 promulgated under the Securities Act) and (vi) the initial purchasers of the 8% Debentures represented themselves to be "accredited investors". The requirements of this exemption do not appear to have been satisfied as a result of the Company's subsequent merger with its subsidiary which issued the 8% Debentures. The Company claimed the issuance of the 8%

Debentures and the common stock issued upon conversion of the 8% Debentures was exempt from registration under Section 5 of the Securities Act pursuant to
Section 3(a)(9) of the Securities Act. In reaching this conclusion, the Company relied upon an opinion rendered by its former legal counsel opining to this effect and citing various SEC interpretations as its basis.

         Section 5 of the Securities Act prohibits the public sale of securities absent an effective registration statement being filed with the Securities and Exchange Commission, unless an exemption from registration applies. All shares of the Company's common stock issued upon conversion of its debentures were sold by holders of the debentures following conversion. These debentures were also converted into common stock. These transactions were performed in a manner thought to be exempt from the registration requirements of Section 5 of the Securities Act.

         However, the Company's ability to rely on exemptions from the registration requirements of Section 5 of the Securities Act relating to the issuance, exchange and conversion of the debentures has been called into question. It appears that any future conversion of the debentures that is not registered may result in a violation of Section 5.

         The Company is in default under the terms of the debentures because, among other things, the Company has no plans to register additional common stock to be issued upon conversion of the debentures that are currently outstanding and has no plans to complete the issuance of the debentures. Given the foregoing, the Company could face litigation by the holders of the debentures seeking to enforce the Company's obligations thereunder. This would likely have a substantial negative effect on the Company's capital resources and would also negatively affect the Company's liquidity. The Company is currently working with the holders to reach a mutually satisfactory resolution.

         It has come to the Company's attention that, as a result of the conversion of debentures issued by the Company into the Company's common stock, including the 8% Debentures, coupled with the decrease in the trading price of the Company's common stock, investors were entitled to more shares of common stock than is authorized for issuance. As a result, the Company has 1,938,566,046 shares of common stock issued, which exceeds the number of shares authorized. As stated above, the Company believes the board of directors can cure and ratify the overissuances of stock. If this cannot be accomplished, the Company may be liable to the holders of this common stock in an amount equal to 1,937,566,046 shares (the number of shares issued in excess of the amount authorized) multiplied by the price each such share was issued for (which ranged from approximately $.0001 to $5.4 per share). The overissuance, together with the Company's inability to increase its authorized number of shares, has eliminated the Company's ability to raise capital through issuances of publicly registered securities. The Company believes it will not be able to continue trading its common stock or increase its capital resources through selling publicly registered securities until the overissuance is cured and the Company increases the authorized number of shares of common stock. The Company's officers and directors may have also violated their fiduciary duties to the Company by permitting the Company to issue shares in excess of its authorized amount and by not having sufficient shares available upon the conversion of the debentures issued by the Company.

         As of the date of this Information Statement, the Company has not received $540,000 in additional proceeds from the sale of its debentures and has $199,202 of the 8% Debentures outstanding. The Company has no plans to complete the issuance of its debentures and has no plans to permit outstanding debentures to be converted into common stock.

EFFECTS OF THE BOARD ACTION RELATING TO THE CAPITAL CHANGES AND OVERISSUANCES

         Given the findings discussed above, the Company's board of directors has determined it is in the best interests of the Company to (i) cure, ratify, approve, adopt and affirm the Capital Changes in all respects and (ii) cure, ratify, approve, authorize and affirm in all respects the outstanding shares of the Company's common stock, including any over issued shares. After the Company's board of directors takes these actions, and assuming the Company's shareholders approve the proposals contained in this Information Statement, the Capital Changes and the overissuances will be cured and ratified and the Company will be authorized to issue 22 billion shares of its capital stock.

         Although the Company is currently authorized to issue only a maximum of 1 million shares of common stock (on a pre-Capital Changes basis), as of October 27, 2004, there were 1,938,566,046 shares of common stock issued and outstanding (on a post-Capital Changes basis). As discussed above, the Company believes a majority of the 1 million validly issued and authorized shares (on a pre-Capital Changes basis) are held by Richard Astrom and Pamela Gay Astrom, tenants by the entireties.

         Immediately after curing, ratifying, approving, adopting and affirming the Capital Changes, the rights and preferences of the shares of common stock will be the same as if the Capital Changes had initially been adopted, and the percentage ownership of management, the number of shareholders, the Company's financial condition and other aspects of the Company's business will be as if the Capital Changes had been effected properly initially, after giving effect to the proposals contained in this Information Statement, if approved. However, the Company's majority shareholders (on a pre-Capital Changes basis), Richard and Pamela Gay Astrom, tenants by the entireties, will no longer be the Company's majority shareholders. Further, if the actions disclosed in this Information Statement are approved, Christopher Astrom will hold a majority of the Company's voting power.

         If all of the proposals contained in this Information Statement are adopted, including (i) the amendments to the Company's articles of incorporation, (ii) the curing, ratifying, approving, adopting and affirming of the Capital Changes and (iii) the 1 for 200 reverse stock split, the Company estimates it will have approximately 9.7 million shares outstanding. The Company cannot predict exactly how many shares will be outstanding because, as described in more detail in Proposal Four, any factional share that results from the reverse split will be rounded up to the next whole share.

         The Company's common stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The curing, ratification, approval, adoption and affirmation of the Capital Changes by the Company's board of directors will not affect the registration of the Company's common stock under the Exchange Act. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The curing, ratification, approval, adoption and affirming of the Capital Changes is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.

EFFECTIVENESS OF THE CAPITAL CHANGES

         The Capital Changes will become effective upon the filing with the Secretary of State of the State of Nevada of an appropriate amendment to the Company's articles of incorporation. The Company expects to file such an amendment on or shortly after the date Richard Astrom and Pamela Astrom, tenants by the entireties, the holders of a majority of the Company's validly issued shares vote on the matters discussed in this Information Statement. Commencing upon the date of the filing of this amendment, each certificate of common stock will be deemed for all corporate purposes to evidence ownership of the same number of shares of common stock as it would have evidenced had the Capital Changes initially been effected properly. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES.

         PRIOR ACQUISITIONS

         MAS XV

         On February 10, 2000, the Company entered into a Stock Exchange Agreement (the "EXCHANGE AGREEMENT") with MRC Legal Services Corporation ("MRC"). Under the terms of the Exchange Agreement, the Company exchanged 1 million shares of its common stock for 8.25 million shares of common stock of MAS Acquisition XV Corp. ("MAS XV") held by MRC (representing approximately 96.8% of the issued and outstanding shares of MAS XV). The Exchange Agreement and agreements related thereto were attached as exhibits to a periodic report on Form 8-K filed by the Company with the SEC on February 17, 2000, and the then-current financial statements of the Company and MAS XV and pro forma financial statements based on the then-current financial statements of both entities were included in such Form 8-K. The Exchange Agreement was approved unanimously by MAS XV's Board of Directors and by the written consent of its shareholders on January 10, 2000.

         Pursuant to the Exchange Agreement, immediately after completing the transaction, MAS XV was to complete a reverse stock split (previously approved by the directors of MAS XV), which would result in the remaining 269,900 shares of MAS XV being cashed out by MRC. After effecting the reverse stock split the Company remained the sole shareholder of MAS XV, owning all 1,000 shares issued and outstanding.

         Prior to the completion of the transaction, the Company had an aggregate of approximately 13.4 million shares of common stock issued and outstanding, and after the completion of the transaction, the Company had approximately 14.4 million shares of common stock issued and outstanding.

         The transaction contemplated by the Exchange Agreement was subject to customary conditions, including a condition that all regulatory approvals necessary to effect such transaction had been obtained. Also, pursuant to the Exchange Agreement, the Company made representations and warranties addressing organizational structure, capitalization, delivery of common stock, the absence of conflicts and the delivery of financial statements. MRC also made representations and warranties addressing organizational structure, capitalization, absence of material litigation, absence of certain adverse changes, delivery of MAS XV common stock shares, and delivery of financial statements.

         ENCORE SERVICES, INC.

         On April 1 2000, the Company acquired 80% of the common stock of Encore Services, Inc. ("ENCORE SERVICES"), a Florida corporation and bonded general construction contractor from Braulio Gutierrez (a director of the Company at the time). The Company purchased these shares in exchange for (a) 250,000 shares of the Company's common stock and (b) an assignment and assumption agreement in which Encore Services assigned, and the Company assumed, all the rights and obligations of Encore Services. In March 2002, the transactions were rescinded and the Company returned the shares of Encore Services to Braulio Gutierrez.

EXPENSES

         The costs of preparing, printing and mailing this Information Statement will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners.

ACCOUNTANTS

         The name of the Company's current independent accountant is Bagell, Josephs & Company, L.L.C. As provided in the Company's current report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on July 23, 2001, and amended on Form 8-K/A on August 9, 2001, on July 16, 2001 the Company terminated its former accountants, Baum & Company, P.A., Certified Public Accountants. As provided in the Company's current report on Form 8-K filed with the SEC on August 10, 2001, the board of directors of the Company approved the engagement of Bagell, Josephs & Company, L.L.C., as its independent auditors. The decision to replace the Company's accountant was made by management and approved by the board of directors. The reports of the prior accountant did not contain any adverse opinion or disclaimer of opinion, nor were any reports modified as to uncertainty, audit scope or accounting principles. In the Company's two most recent fiscal years there were no disagreements or reportable conditions with the former accountants on any matter of accounting principles or practices, financial statement disclosures or adjusting scope of procedures. The appointment of auditors is approved by the board of directors. In making its determination the board of directors reviews the scope and estimated audit fees for the coming year. Shareholder approval is not sought in connection with this selection.

SHAREHOLDERS SHARING AN ADDRESS

         The Company will deliver only one Information Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement is delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

                                  PROPOSAL ONE

 TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
    THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 21 BILLION SHARES AND INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF ALL CLASSES OF STOCK THE
               COMPANY IS AUTHORIZED TO ISSUE TO 22 BILLION SHARES

GENERAL

         The Company is currently validly authorized to issue 1 million shares of common stock, $.001 par value per share. The board of directors has unanimously approved, and recommended to the shareholders, amendments to the Company's articles of incorporation to increase the number of shares of all classes of common stock that the Company is authorized to issue to 21 billion shares, and increase the total number of shares of all classes of stock the Company is authorized to issue to 22 billion shares. The board of directors has determined that this amendment is advisable and should be adopted by the shareholders. Because, as described elsewhere in this Information Statement, additional changes to the articles of incorporation have been proposed, in addition to the amendment proposed hereby, shareholders should review the proposed amended and restated articles of incorporation attached hereto as Appendix A. Additionally, as described in further detail under the Section entitled "Capitalization Information and Related Actions of the Board of directors" above, after the Company's shareholders holding a majority of the Company's voting power approve this amendment, the Company's board of directors intends to (i) cure, ratify, adopt, approve and affirm the Capital Changes in all respects and (ii) cure, ratify, approve, authorize and affirm in all respects the outstanding shares of the Company's common stock, including any over issued shares. The Company does not intend to seek additional shareholder approval before taking these actions and issuing additional shares of common stock.

AMENDMENT TO ARTICLES OF INCORPORATION

         If the amendment is approved, the articles of incorporation would be amended to provide that the total number of shares of all classes of common stock which the Company will have authority to issue is 21 billion shares of common stock and the total number of shares of all classes of stock the Company is authorized to issue is 22 billion shares. While the Company is currently authorized only to issue common stock, as more fully described in Proposals Two and Six, the Company's shareholders holding a majority of the Company's voting power also intend to amend the Company's articles of incorporation to create Class A common stock and preferred stock.

VOTE REQUIRED

         The affirmative vote of a majority of the Company's voting power is required to approve this proposal. The Company is not requesting a shareholder vote on any of the matters set forth herein. This Information Statement is being mailed to you solely for your information. The matters discussed herein will be voted on by the Company's majority shareholders, Mr. and Mrs. Astrom. The Company is not providing you with a proxy and you are not requested to send a proxy.

PURPOSES AND EFFECTS OF THE PROPOSAL

         If approved, the proposed amendments would increase the number of shares of all classes of common stock the Company is authorized to issue to 21 billion, and increase the total number of shares of all classes of stock the Company is authorized to issue to 22 billion shares. Unless otherwise stated, the additional shares of common stock would become part of the existing class of common stock, and, if and when issued, would have the same rights, privileges and preferences as the shares of common stock presently issued and outstanding. If Proposal Two is approved, the Company's articles of incorporation would also be amended to create Class A common stock, as more fully described in Proposal Two. On October 27, 2004, 1,938,566,046 shares of the Company's common stock were issued and outstanding and held of record by 594 registered shareholders. As described more fully in the section entitled "Capitalization Information and Related Actions of the Board of directors", the Company believes only 1 million of these shares were validly issued. Further, if Proposal Four is also approved, the Company would have only approximately 9.7 million shares of common stock outstanding, but would be authorized to issue 22 billion shares of capital stock, in the aggregate.

         The board of directors believes it is desirable to increase the number of shares of common stock the Company is authorized to issue, and increase the total number of shares of all classes of stock the Company is authorized to issue, to ensure that the Company has sufficient shares of capital stock to be used in connection with any future mergers and acquisitions, to raise additional capital through public offerings or private placements of common stock or securities convertible into common stock, to ensure that the Company has sufficient capital stock to provide additional authorized shares in connection with the exercise of stock options or possible future stock splits or stock dividends and to allow the Company to cure and ratify the issuance of shares of common stock in excess of the Company's authorized amount, as discussed above.

         The issuance of additional shares of common stock might dilute, under certain circumstances, the ownership and voting rights of the shareholders. The proposed increase in the number of shares of common stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of common stock could, however, discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. While the Company has no current plans to issue shares of newly authorized but unissued common stock, if the proposals contained in this Information Statement are approved, the Company will consider its options with respect to methods to obtain financing. These options may include the potential issuance of equity securities.

                                  PROPOSAL TWO

      TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CREATE CLASS A COMMON STOCK AND TO ISSUE CLASS A COMMON STOCK TO CHRISTOPHER
                                     ASTROM

GENERAL

         On June 17, 1999, pursuant to a joint action by written consent of the Company's shareholders and board of directors, the Company was given the authority to amend its articles of incorporation to authorize 2 million shares of Class A common stock and to issue 1 million shares of its Class A common stock to Christopher Astrom. However, the Company believes the authorization of the Class A common stock was not effected, and thus the issuance of Class A common stock to Christopher Astrom ultimately was not authorized, as an amendment to the Company's articles of incorporation was never filed with the Secretary of State of the State of Nevada. The board of directors has determined that an amendment to the Company's articles of incorporation to create Class A common stock is advisable and should be adopted by the shareholders. Because, as described elsewhere in this Information Statement, additional changes to the articles of incorporation have been proposed, in addition to the amendment proposed hereby, shareholders should review the proposed amended and restated articles of incorporation attached hereto as Appendix A.

VOTE REQUIRED

         The affirmative vote of a majority of the Company's voting power is required to approve this proposal. The Company is not requesting a shareholder vote on any of the matters set forth herein. This Information Statement is being mailed to you solely for your information. The matters discussed herein will be voted on by the Company's majority shareholders, Mr. and Mrs. Astrom. The Company is not providing you with a proxy and you are not requested to send a proxy.

AMENDMENT TO ARTICLES OF INCORPORATION

         If approved, the proposed amendment would create a new class of common stock, entitled Class A common stock. The total number of shares of all classes of common stock the Company is authorized to issue would not change, but of the 21 billion shares of common stock authorized (assuming the approval of Proposal
One), 1 billion would be shares of Class A common stock. The Class A common stock would have rights, privileges and preferences as described below.

PURPOSES AND EFFECTS OF PROPOSAL

         The Company intends to properly authorize the creation of Class A common stock by way of an amendment to its articles of incorporation and the issuance of up to 200 million shares of Class A common stock to Christopher Astrom both to remunerate Mr. Astrom for the 1 million shares of Class A common stock the Company intended to issue him in 1999 when the Company's stock was more valuable, and as compensation for services rendered to the Company as chief financial officer during the past three fiscal years. The Company does not intend to solicit additional shareholder approval before issuing shares of Class A common stock to Mr. Astrom. If the Company effects the Capital Changes and this amendment and issues 200 million shares of Class A common stock to Mr. Astrom, the Company will have 1,938,566,046 shares of its common stock validly issued and outstanding and 200 million shares of its Class A common stock issued and outstanding. Because each share of Class A common stock is entitled to 20 votes, the issuance of up to 200 million shares of Class A common stock to Mr. Astrom will entitle him to exercise a majority of the Company's voting power.

         As explained more fully in the section entitled "Background Capitalization Information", Richard Astrom and Pamela Gay Astrom, tenants by the entireties, currently appear to hold a majority of the Company's validly issued common stock. Further, as explained more fully above, it appears that the prior issuance of Class A common stock to Christopher Astrom was not authorized. As such, the issuance of shares of Class A common stock to Mr. Astrom will result in a change in control of the Company from Richard Astrom and Pamela Gay Astrom, as tenants by the entireties, to Christopher Astrom. After the issuance, and assuming the approval of all the proposals contained in this information statement, it is expected that Christopher Astrom will be the holder of 90,150 shares of common stock and 1 million shares of Class A common stock. Because the Company's Class A common stock would have 20 votes per share, Christopher Astrom would be able to direct approximately 68% of the Company's voting power. As such, Christopher Astrom would be able to control the outcome of any shareholder vote because he would hold a majority of the Company's voting power.

         The authorization and subsequent issuance of additional shares of common stock to Christopher Astrom might dilute, under certain circumstances, the ownership and voting rights of the Company's other shareholders. The issuance of additional shares of common stock to Christopher Astrom could also discourage, or make more difficult, efforts to obtain control of the Company without the approval of Christopher Astrom. On the other hand, a third party may obtain control of the Company by purchasing his shares of Class A common stock.

         If Proposal One and Proposal Two are both approved, (i) the Company's Articles of Incorporation would be amended to authorize the Company to issue 1 billion shares of Class A common stock and (ii) the Company would be permitted to issue up to 200 million shares of Class A common stock to Christopher Astrom.

DESCRIPTION OF CLASS A COMMON STOCK

         The Class A common stock would have the following characteristics:

         Voting

         If this proposal is approved, the holders of shares of common stock and the holders of shares of Class A common stock issued vote together as one class on all matters, except as set forth below. Each holder of common stock would be entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders and each holder of Class A common stock would be entitled to 20 votes on all matters submitted to a vote of shareholders. There would be no cumulative voting rights for election of directors.

         Additionally, without the approval the holders of at least 60% of the then outstanding shares of Class A common stock, voting as a separate class, the Company will not be permitted to take any of the following actions:

              o sell or dispose of all or substantially all of the Company's property or business, merge into another company or effect any transaction which would result in a transfer of 50% or more of the voting power of the Company;

              o alter the rights, preferences or privileges of the shares of Class A common stock in a manner adverse to the holders of the Class A common stock;

              o increase or decrease the total number of authorized shares of Class A common stock;

              o authorize or issue any security that has preference over, or ranks equally with Class A common stock with respect to voting, dividends, redemption, conversion and liquidation provisions;

              o redeem or otherwise acquire any shares of Class A common stock;

              o   increase the authorized number of directors of the Company;

              o pay any dividend on the common stock, other than dividends on the common stock solely in the form of additional shares of common stock; or

              o amend or modify the Company's articles of incorporation in a manner that adversely affects the holders of the Class A common stock.

         Dividends

         Subject to the preferences of any series of preferred stock that may at times be outstanding, if any, holders of outstanding shares of common stock and Class A common stock would be entitled to receive ratably such dividends, if any, as the board of directors may declare on the common stock out of funds legally available for that purpose. If, however, the board of directors declares a dividend payable in shares of common stock or Class A common stock, then only shares of common stock shall be distributed with respect to common stock and only shares of Class A common stock shall be distributed with respect to Class A common stock, unless the board, in its discretion, decides that it is more appropriate to distribute shares of common stock with respect to Class A common stock, in which case the number of shares of common stock to be distributed shall be equal to the number of shares of Class A common stock that otherwise would have been distributed. In the event of any stock splits or combinations, the company shall make appropriate adjustments to the outstanding shares of common stock and Class A common stock.

         Class A Common Stock Transfer Restrictions

         Any holder of Class A common stock would not be permitted to transfer shares of Class A common stock except in the following instances:

              o if the holder is an individual, he or she may transfer his or her shares to certain permitted transferees, including but not limited to the holder's spouse, lineal descendants, charitable organizations and related trusts;

              o if the holder is a nominee record holder, he may transfer his shares to the beneficial owner of record;

              o if the holder is a partnership, it may transfer its shares to a partner who was a partner at the time the partnership became a holder of Class A common stock;

              o if the holder is a corporation, it may transfer its shares to a shareholder who was a shareholder at the time the corporation became a holder of Class A common stock or to a survivor of a merger or consolidation, provided that such survivor is controlled by the shareholders who controlled the corporation at the time it became a holder of Class A common stock;

              o if the holder is the estate of a deceased holder of Class A common stock or an estate of a bankrupt holder of Class A common stock, it may transfer its shares to certain permitted transferees as described above; or

              o if the holder desires to make a bona fide gift, it may transfer its shares to another holder of Class A common stock or to other transferees permitted by an individual described above.

         Conversion of Class A Common Stock

         Each share of Class A common stock is convertible, at the option of the holder, into 20 shares of common stock. At all times, the company must reserve sufficient shares of common stock to issue upon the conversion of outstanding Class A common stock.

         Distributions Upon Liquidation

         Upon liquidation, dissolution or winding up, the holders of the Company's common stock and Class A common stock are entitled to share ratably in all our assets which are legally available for distribution, after payment of all debts and other liabilities and the liquidation preference, if any, of outstanding preferred stock.

         The foregoing description of the Class A common stock is only a summary. For more information on the Class A common stock, see the amended and restated articles of incorporation attached to this Information Statement as Appendix A.

                                 PROPOSAL THREE

             TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
          INCORPORATION TO CHANGE THE PAR VALUE OF THE COMPANY'S COMMON
                                      STOCK

GENERAL

         The board of directors has unanimously approved, and recommended to the shareholders, an amendment to the Company's articles of incorporation to change the par value of the shares of all series of common stock the Company is authorized to issue from $.001 par value per share to having no par value per share. The board of directors has determined that this amendment is advisable and should be adopted by the shareholders. The full text of the proposed amendment relating to par value is set forth in Article III of to the amended and restated articles of incorporation attached to this Information Statement as Appendix A.

PURPOSES AND EFFECTS OF PROPOSAL

         Because at the time of the mailing of this Information Statement, the Company's common stock is trading below its par value, the Company will not issue additional shares of common stock at its current trading value per share, as any such issuance would likely be for a value per share less than par value. The Company believes that (i) under the law of the State of Nevada, the Company may not issue shares below the Company's par value and (ii) if the Company is unable to additional shares it will not be able to raise equity financing in the future. As such, the Company's board of directors believes that reducing the par value of the Company's common stock to having no par value per share will enable the Company to issue additional shares and thereby facilitate investments in the Company's common stock. Upon approval of the change in par value of the Company's common stock, the stated capital attributable to the Company's outstanding common stock on our balance sheet will be decreased to reflect the new par value of such shares, and the additional paid-in capital account will be increased by the amount by which the stated capital is increased. The per-share net income or loss and the net book value of our common stock will remain unchanged.

VOTE REQUIRED

         The affirmative vote of a majority of the Company's voting power is required for approval of this proposal. The Company is not requesting a shareholder vote on any of the matters set forth herein. This Information Statement is being mailed to you solely for your information. The matters discussed herein will be voted on by the Company's majority shareholders, Mr. and Mrs. Astrom. The Company is not providing you with a proxy and you are not requested to send a proxy.

                                  PROPOSAL FOUR


              TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF
       INCORPORATION TO EFFECT A 1 FOR 200 REVERSE SPLIT OF THE COMPANY'S
                                  CAPITAL STOCK

GENERAL

         The board of directors has unanimously approved, and recommended to the shareholders, a proposal to amend the Company's articles of incorporation to effect a reverse split of the shares of the Company's capital stock issued and outstanding, or held as treasury shares whereby every 200 shares of capital stock shall be combined and converted into one share of capital stock. The amendment to the articles of incorporation will effect the reverse split by reducing the number of shares of capital stock in accordance with the ratio set forth above, but will not increase the par value of any capital stock, and will not change the number of authorized shares of capital stock. The proposed amendment is set forth below.

REASONS FOR THE REVERSE SPLIT

         On [_______________], the Company's common stock closed at $[___] per share. In approving the reverse split, the board of directors considered that the Company's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The board of directors also believes that most investment funds are reluctant to invest in lower priced stocks.

         The board of directors proposed the reverse split as one method to attract investors and business opportunities in the Company. The Company believes that the reverse split may improve the price level of the Company's common stock and that this higher share price could help generate additional interest in the Company.

         However, the effect of the reverse split upon the market price for the Company's common stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's common stock after the reverse split will rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse split. The market price of the Company's common stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

VOTE REQUIRED

         The affirmative vote of a majority of the Company's voting power is required for approval of this Proposal. The Company is not requesting a shareholder vote on any of the matters set forth herein. This Information Statement is being mailed to you solely for your information. The matters discussed herein will be voted on by the Company's majority shareholders, Mr.

and Mrs. Astrom. The Company is not providing you with a proxy and you are not requested to send a proxy.

POTENTIAL RISKS OF THE REVERSE SPLIT

         If the board of directors does effect the reverse split there can be no assurance that the bid price of the Company's common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse split, that the reverse split will result in a per share price that will increase its ability to attract and retain employees and other service providers or that the market price of the post-split common stock can be maintained. The market price of the Company's common stock will also be based on its financial performance, market condition, the market perception of its future prospects and the Company's industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the reverse split is effected and the market price of the Company's common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a reverse split.

POTENTIAL EFFECTS OF THE REVERSE SPLIT

         General

         Pursuant to the reverse split, each 200 shares of the Company's capital stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the reverse split, will become one share of the same class of the Company's capital stock after consummation of the reverse split.

         Accounting Matters

         The reverse split will not affect the par value of any class of the Company's common stock. As a result, on the effective date of the reverse split, the stated par value capital on the Company's balance sheet attributable to common stock and preferred stock would be reduced to 1/200 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share will be increased because there will be fewer shares. If, however, the Company's shareholders approve the action set forth in Proposal Three to eliminate the Company's par value, the accounting effects more fully described in Proposal Three will occur.

         Effect on Authorized and Outstanding Shares

         The Company is currently authorized to issue a maximum of 1 million shares of common stock. As of [_____________________], there were 1,938,566,046 shares of common stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of common stock will not change as a result of the reverse split, the number of shares of capital stock issued and outstanding, or held as treasury shares (as well as the number of shares of common stock underlying any options, warrants, convertible debt or other derivative securities), will be reduced to a number that will be approximately equal to the number of shares of capital stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the reverse split, divided by 200.

         With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of capital stock prior and subsequent to the reverse split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business would materially change, solely as a result of the reverse split.

         The reverse split will be effected simultaneously for all of the Company's capital stock and the exchange ratio will be the same for all of the Company's capital stock. The reverse split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any shareholders owning a fractional share. See "Fractional Shares" below. The reverse split will not alter the respective voting rights and other rights of shareholders.

         The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"). The Company's common stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed reverse split will not affect the registration of the Company's common stock under the Exchange Act. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.

         Potential Odd Lots

         If approved, the reverse split will result in some shareholders owning "odd-lots" of less than 10 shares of the Company's common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 10 shares.

         Increase of Shares of All Classes of Capital Stock Available for Future Issuance

         As a result of the reverse split, there will be a reduction in the number of shares of capital stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse split. The increase in available shares could be used for any proper corporate purpose approved by the board of directors including, among other purposes, future financing transactions.

         Potential Anti-Takeover Effect

         Although the increased proportion of unissued authorized shares of capital stock to issued shares of capital stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of the board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the board of directors and shareholders.

EFFECTIVENESS OF THE REVERSE SPLIT

         The reverse split, if approved by the Company's shareholders, will become effective upon the filing with the Secretary of State of the State of Nevada of an amendment to the Company's articles of incorporation. It is expected that such filing will take place on or shortly after the date Richard Astrom and Pamela Astrom, tenants by the entireties, the holders of a majority of the Company's validly issued shares vote on the matters discussed in this Information Statement and after the amended and restated articles of incorporation attached to this Information Statement as Appendix A are filed with the Secretary of State of the State of Nevada.

         Commencing upon the date of the filing of the amendment effecting the reverse split with the Secretary of State of the State of Nevada, each certificate of the Company's capital stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock resulting from the reverse split. As soon as practicable after the effective date, shareholders will be notified as to the effectiveness of the reverse split and instructed as to how and when to surrender their certificates representing shares of common stock prior to the reverse split in exchange for certificates representing shares of common stock after the reverse split. We intend to use Transfer Online, Inc. as our exchange agent in effecting the exchange of the certificates following the effectiveness of the reverse split. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

         The Company will not issue fractional shares in connection with the reverse split. Instead, any fractional share that results from the reverse split will be rounded up to the next whole share. This is being done to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the stock split.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizing material federal income tax consequences of the reverse split is based on the Internal Revenue Code of 1986, as amended (the "CODE"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to shareholders. This discussion does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders should consult their own tax advisors to determine the particular consequences to them.

         The receipt of the common stock following the effective date of the reverse split, solely in exchange for the common stock held prior to the reverse split will not generally result in a recognition of gain or loss to the shareholders. Although the issue is not free from doubt, additional shares received in lieu of fractional shares, including shares received as a result of the rounding up of fractional ownership, should be treated in the same manner. The adjusted tax basis of a shareholder in the common stock received after the reverse split will be the same as the adjusted tax basis of the common stock held prior to the reverse split exchanged therefor, and the holding period of the common stock received after the reverse split will include the holding period of the common stock held prior to the reverse split exchanged therefore.

No gain or loss will be recognized by the Company as a result of the reverse split. The Company's views regarding the tax consequences of the reverse split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

         THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE
FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS.

IT WILL BE THE RESPONSIBILITY OF EACH SHAREHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

AMENDMENT TO CERTIFICATE OF INCORPORATION

         If approved, the text substantially similar to the following text would be inserted in the amended and restated articles of incorporation attached to this Information Statement as Appendix A:

         Simultaneously with the effective date of this Certificate of Amendment (the "EFFECTIVE DATE"), every two hundred shares of capital stock issued and outstanding, or held as treasury stock, shall be automatically combined into one share of the same class of capital stock, subject to the treatment of fractional share interests described below (the "REVERSE STOCK SPLIT"). The Company will evidence the Reverse Split effected hereby pursuant to procedures adopted by the board of directors.

         In connection with the Reverse Stock Split, no scrip or fractional share certificates will be issued and, as of the Effective Date, fractional shares resulting from the Reverse Stock Split will be rounded up to the next whole share.

         The Company shall, through its transfer agent, provide certificates representing new shares of capital stock to holders of existing shares of capital stock in exchange for certificates representing such shares. From and after the Effective Date, certificates representing shares of existing capital stock will be canceled and shall represent only the right of holders thereof to receive shares of new capital stock.

                                  PROPOSAL FIVE

               TO RATIFY PAST CHANGES TO THE COMPANY'S NAME AND TO
              APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION
                      TO CHANGE THE NAME OF THE COMPANY TO
                      "NATIONAL REALTY AND MORTGAGE, INC."

GENERAL

         The board of directors believes that since the Company's incorporation, certain changes of the Company's name may not have been properly effected. As such, the board of directors has unanimously approved, and recommended to the shareholders that previous changes to the Company's name be ratified, adopted, approved and affirmed in all respects. If Richard Astrom and Pamela Astrom, tenants by the entireties, the holders of a majority of the Company's validly issued shares vote in favor of this proposal, such changes in the Company's name will be so ratified. The board of directors has also unanimously approved, and recommended to the shareholders, an amendment to the articles of incorporation to change the name of the Company from "National Residential Properties, Inc." to "National Realty and Mortgage, Inc." The board of directors has determined that this amendment is advisable and should be adopted by the shareholders in that the new name will better reflect the operations of the Company.

         The change of the Company's name will not affect, in any way, the validity or transferability of currently outstanding stock certificates, nor will the Company's stockholders be required to surrender or exchange any stock certificates that they currently hold as a result of the name change. If the name change is approved, the Company will be assigned a new trading symbol which will be announced prior to the name change becoming effective.

VOTE REQUIRED

         The affirmative vote of a majority of the Company's voting power is required for approval of this Proposal. The Company is not requesting a shareholder vote on any of the matters set forth herein. This Information Statement is being mailed to you solely for your information. The matters discussed herein will be voted on by the Company's majority shareholders, Mr. and Mrs. Astrom. The Company is not providing you with a proxy and you are not requested to send a proxy.

AMENDMENT TO ARTICLES OF INCORPORATION

         If approved, Article I of the articles of incorporation would be amended and restated in its entirety as follows:

         The name of the corporation is "National Realty and Mortgage, Inc." (the "Company").

                                  PROPOSAL SIX

      TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CREATE A CLASS OF PREFERRED STOCK, AND TO ADOPT AND APPROVE AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

GENERAL

         The board of directors has unanimously approved, and recommended to the shareholders, that the Company adopt the amended and restated articles of incorporation attached hereto as Appendix A.

PURPOSES AND EFFECTS OF PROPOSAL

         Increase in Authorized Shares

         As described in more detail in Proposals One and Two, if adopted, the amended and restated articles of incorporation would increase the Company's authorized shares of capital stock to 22 billion shares. Of these shares, 20 billion shares of common stock will be authorized, and 1 billion shares of Class A common stock will be authorized. Additionally, as discussed below, of these shares, 1 billion shares of preferred stock will be authorized.

         Creation of Preferred Stock

         If adopted, the amended and restated articles of incorporation will create a new class of capital stock entitled preferred stock. Subject to the terms and conditions contained elsewhere in the amended and restated articles of incorporation, the preferred stock may be issued by the Company's board of directors from time to time, in one or more series, each series to have the voting powers, designations, preferences, rights and qualifications as determined by the board of directors. The issuance of preferred stock could adversely affect the voting power of holders of common stock, and any dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. No offering of shares of the preferred stock is contemplated in the proximate future and the Company does not intend to authorize for issuance any shares of preferred stock as of the date hereof.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of August 10, 2004 by:

     o each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's common stock;

     o   each of the Company's named executive officers;

     o   each of the Company's directors; and

     o   all of the Company's executive officers and directors as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o National Residential Properties, Inc., 6915 Red Road, Suite 222, Coral Gables, Florida 33143. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by them. The number of shares of the Company's common stock outstanding used in calculating the percentage for each listed person includes the shares of the Company's common stock underlying options held by such persons that are exercisable within 60 days of October 27, 2004, but excludes shares of the Company's common stock underlying options held by any other person. The number of shares of the Company's common stock outstanding as of October 27, 2004 was 1,938,566,046. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC. The information set forth in the beneficial ownership table below was prepared on the basis that the Capital Changes had been effected.

                                                     Number     Percent of Class    Number     Percent of Class
                                                   ----------- ------------------ ----------- ------------------
                                                                 Shares Beneficially Owned (1)
                                                   -------------------------------------------------------------
NAME OF BENEFICIAL OWNER                                   Common Stock                Class A Common Stock
------------------------                           ------------------------------ ------------------------------
Richard Astrom (2)(3)                                 763,050        0.04%                 -              -
Christopher Astrom (4)(5)                          18,030,000        0.93%         1,000,000        100.00%
All directors and executive officers as a group    18,793,050        0.97%         1,000,000        100.00%
(2 persons)
------------------------

(1) The percent and number of shares beneficially owned reflected in the table set forth above assumes that the Capital Changes had been effective and that the 1 million shares of Class A common stock issued to Christopher Astrom by the Company on June 17, 1999 (each share of which was entitled to 20 votes) were validly issued.

(2) Richard Astrom serves as President, Chief Executive Officer and a director of the Company.

(3) As discussed in "Capitalization Information and Related Actions of the Board of Directors" above, the Company currently may not be authorized to issue more than 1 million shares of its common stock. As such, Richard and Pamela Astrom, tenants by the entireties, appear to hold a majority of the validly authorized shares of the Company.

(4) Christopher Astrom serves as a Vice President, Secretary, Chief Financial Officer and a director of the Company.

(5) Each share of Class A common stock was entitled to 20 votes. Including the 1 million shares of Class A common stock reflected as held by Christopher Astrom would yield a beneficial ownership percentage of 1.94% (by virtue of the voting power of such shares).

         Notwithstanding the beneficial ownership table above, according to the Company's records, the Company's current capitalization, before effecting the Capital Changes, can be summarized as follows:

------------------------------------------------------- ----------------------

Authorized shares of common stock                                   1,000,000
------------------------------------------------------- ----------------------

Validly issued shares of common stock                               1,000,000
------------------------------------------------------- ----------------------

Shares of common stock beneficially owned by Richard                ~528,371*
and Pamela Astrom, tenants by the entireties
------------------------------------------------------- ----------------------

* The amount shown is based on the Company's records as well as its former transfer agent's records.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS:
                                                                                  SECURITIES
        NAME AND PRINCIPAL                           SALARY        BONUS          UNDERLYING       ALL OTHER
             POSITION                      YEAR      ANNUAL COMPENSATION (1)       OPTIONS        COMPENSATION
---------------------------------------  --------  ---------------------------  --------------  ----------------
Richard Astrom, President and              2004     $418,888 (4)     -                   -              -
Chief Executive Officer (2)                2003     $200,000 (4)     -                   -              -
                                           2002     $505,525 (5)

Christopher Astrom, Vice                   2004      $75,000         -                   -              -
President, Secretary and Chief             2003      $62,578         -                   -              -
Financial Officer (3)                      2002      $76,439

         (1) In accordance with the rules of the SEC, compensation in the form of perquisites and other personal benefits has been omitted for the Company's named executive officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each named executive officer in the Company's prior fiscal year.

         (2)      Richard Astrom joined the Company in 1994.

         (3)      Christopher Astrom joined the Company in 1994.

         (4) The amount reflected above includes amounts paid to Richard Astrom to reimburse him for legal fees paid by him to Richard and Christopher Astrom's counsel who assisted Richard and Christopher Astrom with securities matters which also benefited the Company.

         (5) Includes charge for management fees and write off for loan during the year ended September 30, 2002.

         Richard Astrom and Christopher Astrom are directors of the Company. Directors currently do not receive a stated salary from the Company for their service as members of the board of directors.

EMPLOYMENT AND SEPARATION AGREEMENTS

         The Company does not have any employment or separation agreements with either Christopher Astrom or Richard Astrom, the Company's only employees as of [__________________].

          INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE
                                   ACTED UPON

         The Company believes that Richard and Pamela Astrom, tenants by the entireties, currently hold a majority of the Company's validly issued shares of common stock, and as such, a majority of the Company's voting power. If the Company's board of directors determines to (i) cure, ratify, approve, adopt and affirm the Capital Changes in all respects and (ii) cure, ratify, approve, authorize and affirm in all respects the outstanding shares of the Company's common stock, including any over issued shares and the Company's Articles of Incorporation are amended as restated as proposed herein, Richard and Pamela Astrom, tenants by the entireties, will no longer hold a majority of the Company's voting power. However, if the Company's shareholders holding a majority of the Company's voting power vote in favor of the proposals contained herein, including the issuance of Class A common stock to Christopher Astrom in accordance with Proposal Two, Christopher Astrom will have shares representing a majority of the Company's voting power.

         Richard Astrom is a director and the chief executive officer of the Company. Christopher Astrom is a director and the chief financial officer of the Company.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This Information Statement contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new Information becomes available or other events occur in the future. Because the Company is currently issuing "penny stock" as defined in Rule 3a51-1 under the Exchange Act, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 do not apply to the Company.

         Actual outcomes are dependent upon many factors. Words such as "anticipates," "believes," "estimates," "expects," "hopes," "targets" or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the outstanding common stock to file with the SEC and the Company reports on Form 4 and Form 5 reflecting transactions affecting beneficial ownership. Based solely upon its review of the copies of such forms received by it, the Company believes that, during the Company's most recent fiscal year, all persons complied with such filing requirements.

                           INCORPORATION BY REFERENCE

         As required by Item 13 of Schedule 14A, this Information Statement incorporates by reference certain financial and other information contained in the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2004, as filed with the Securities and Exchange Commission, a copy of which is enclosed herewith.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act, and in accordance with the requirements thereof, the Company must file reports, Information Statements, proxy statements and other information with the SEC. Copies of these reports, Information Statements, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549 and can be viewed on the SEC's website at www.sec.gov.

                                   CONCLUSION

         As a matter of regulatory compliance, the Company is sending you this Information Statement which describes the purpose and effect of the actions proposed in this Information Statement. This Information Statement is intended to provide the Company's shareholders the information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
        THE MATERIAL INCLUDED HEREIN IS FOR INFORMATIONAL PURPOSES ONLY.




Date: [________________]              NATIONAL RESIDENTIAL PROPERTIES, INC.




                                      -------------------------------------
                                      RICHARD ASTROM
                                      Chief Executive Officer

                                   APPENDIX A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                       NATIONAL REALTY AND MORTGAGE, INC.



         Pursuant to the provisions of Nevada Revised Statutes ("NRS") Sections
78.390 and 78.403, the articles of incorporation of the above referenced corporation are hereby amended and restated as follows:

                                    ARTICLE I
                                    ---------

                                      NAME
                                      ----

       The name of the corporation is "National Realty and Mortgage, Inc."
                                (the "Company").

                                   ARTICLE II
                                   ----------

                                     PURPOSE
                                     -------

         The purpose for which this corporation is formed is to engage in and carry on any lawful activity, subject to expressed limitations, if any.

                                   ARTICLE III
                                   -----------

                                  CAPITAL STOCK
                                  -------------

         1. Number of Authorized Shares. The total number of shares of stock which the Company shall have authority to issue is (a) 21,000,000,000 shares of common stock, no par value per share and (b) 1,000,000,000 shares of preferred stock, no par value per share ("Preferred Stock"). Subject to
Section 4(d) of Article III, the Board may issue Preferred Stock from time to time in one or more series, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, anticipating, optional or other special rights and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the issue of such series.

         2. Common Stock. The common stock shall consist solely of two classes designated "Common Stock" and "Class A Common Stock". The authorized number of shares of Common Stock shall be 20,000,000,000 shares and the number of shares of Class A Common Stock shall be 1,000,000,000 shares. The Board of Directors (the "Board") of the Company may authorize the issuance of Common Stock and Class A Common Stock from time to time subject to the foregoing. Shares of Common Stock and Class A Common Stock that are redeemed, purchased or otherwise acquired by the Company may be reissued except as otherwise provided by law.

         3. Dividends and Distributions. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock and the holders of shares of Class A Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor, provided the holders of shares of Common Stock and shares of Class A Common Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. If dividends or other distributions are declared that are payable in shares of Common Stock or Class A Common Stock, including distributions pursuant to stock subdivisions or combinations of Common Stock or Class A Common Stock which occur after the first date upon which the Company has issued shares of both Common Stock and Class A Common Stock, only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, unless the Board determines in its discretion it is more desirable to distribute shares of Common Stock with respect to Class A Common Stock, in which case shares of Common Stock shall be distributed with respect to Class A Common Stock, provided that the number of shares of Common Stock that shall be distributed with respect to Class A Common Stock shall be equal to the number of shares of Class A Common Stock that otherwise would have been distributed. If the Company shall in any manner subdivide or combine the outstanding shares of Common Stock or Class A Common Stock, the outstanding shares of the other such series of Common Stock shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of Common Stock or Class A Common Stock, as the case may be, which have been subdivided or combined.

         4. Voting Rights.

                  (a) Each share of Common Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the stockholders of the Company.

                  (b) Each share of Class A Common Stock shall entitle the holder thereof to twenty (20) votes on all matters submitted to a vote of the stockholders of the Company.

                  (c) The holders of shares of Common Stock and the holders of shares of Class A Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company, except (i) as otherwise required by applicable law and (ii) as set forth in Section 4(d).

                  (d) Class A Vote. The Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 60% of the then outstanding shares of Class A Common Stock, voting as a separate class, take any of the following actions:

                           (i) sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Company is transferred;

                           (ii) alter or change the rights, preferences or privileges of the shares of Class A Common Stock so as to affect adversely the shares of such series;

                           (iii) increase or decrease the total number of authorized shares of Class A Common Stock;

                           (iv) authorize or issue, or obligate itself to issue, any security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with Class A Common Stock with respect to voting, dividends, redemption, conversion or liquidation, including, without limitation, shares of Class A Common Stock;

                           (v) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any shares of Class A Common Stock;

                           (vi) increase the authorized number of directors of the Company;

                           (vii) pay any dividend on the Common Stock other than dividends on the Common Stock solely in the form of additional shares of Common Stock; or

                           (viii) amend or modify these Articles of Incorporation in a manner that diminishes the rights or powers of, or is discriminatory to, the holders of the Class A Common Stock.

         5. No Cumulative Voting, Conversion, Redemption or Preemptive Rights. The holders of Common Stock shall not have any cumulative voting, conversion, redemption or preemptive rights.

         6. Transfer of Class A Stock.

                  (a) Except as provided in Section 6(b) hereof, no person holding shares of Class A Common Stock or any beneficial interest therein (a "Class A Holder") may voluntarily or involuntarily transfer (including without limitation the power to vote such shares of Class A Common Stock by proxy or otherwise except for proxies given to any Permitted Transferee (as defined below) of the Class A Holder), sell, assign, devise or bequeath any of such Class A Holder's interest in his shares of Class A Common Stock, and the Company and the transfer agent for the Class A Common Stock, if any (the "Transfer Agent"), shall not register the transfer of such shares of Class A Common Stock, whether by sale, grant of proxy, assignment, gift, devise, bequest, appointment or otherwise, except to a Permitted Transferee of such Class A Holder, which term shall include the Company and shall have the following additional meanings in the following cases:

                           (i) In the case of a Class A Holder who is a natural person holding record and beneficial ownership of the shares of Class A Common Stock in question, "Permitted Transferee" means: (a) the spouse of such Class A Holder (the "Spouse"); (b) a lineal descendant, or the spouse of such lineal descendant (collectively, "Descendants"), of such Class A Holder or of the Spouse; (c) the trustee of a trust (including a voting trust) for the benefit of such Class A Holder, the Spouse, other Descendants, or an organization contributions to which are deductible for federal income, estate or gift tax purposes (a "Charitable Organization"), and for the benefit of no other person; provided, however, that such trust may grant a general or special power of appointment to the Spouse or to the Descendants and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estate of such Class A Holder payable by reason of the death of such Class A Holder or the death of the Spouse or a Descendant, and that such trust (subject to the grant of a power of appointment as provided above) must prohibit transfer of shares of Class A Common Stock or a beneficial interest therein to persons other than Permitted Transferees as defined in Section 6(a)(ii) (a "Trust");
         (d) a Charitable Organization established by such Class A Holder or a Descendant; (e) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, of which such Class A Holder is a participant or beneficiary, provided that such Class A Holder is vested with the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an "IRA"); (f) a pension, profit sharing, stock bonus or other type of plan or trust of which such Class A Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, provided that such Class A Holder is vested with the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust, (a "Plan"); (g) a corporation all of the outstanding capital stock of which is owned by, or a partnership all of the partners of which are, such Class A Holder, his or her Spouse, his or her Descendants, any Permitted Transferee of the Class A Holder and/or any other Class A Holder or its Permitted Transferee determined pursuant to
         Section 6(a)(ii), provided, however, that if any share (or any interest in any share) of capital stock of such a corporation (or of any survivor of a merger or consolidation of such corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons, all shares of Class A Common Stock then held by such corporation or partnership, as the case may be, shall be deemed without further action on anyone's part to be converted into shares of Common Stock and stock certificates formerly representing such shares of Class A Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock in the manner set forth in Section 7(b) hereof; (h) another Class A Holder or such Class A Holder's Permitted Transferee determined pursuant to this subparagraph (i) of this Section 6(a); and (i) in the event of the death of such Class A Holder, such Class A Holder's estate.

                           (ii) In the case of a Class A Holder holding record (but not beneficial) ownership of the shares of Class A Common Stock in question as nominee for the person who was the beneficial owner thereof on the Record Date (as defined below), "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to subparagraph (i), (iii) or (iv) of this
         Section 6(a), as the case may be. For purposes of these Articles of Incorporation, there shall be one "Record Date", which date shall be the date that is the record date for determining the persons to whom Class A Common Stock is first distributed by the Company.

                           (iii) In the case of a Class A Holder that is a partnership holding record and beneficial ownership of the shares of Class A Common Stock in question, "Permitted Transferee" means any partner of such partnership, provided that such partner was a partner in the partnership at the time it first became a Class A Holder, or any Permitted Transferee of such partner determined pursuant to Section 6(a)(i).

                           (iv) In the case of a Class A Holder that is a corporation, other than a Charitable Organization described in clause
         (d) of Section 6(a)(i), holding record and beneficial ownership of the shares of Class A Common Stock in question (a "Corporate Holder"), "Permitted Transferee" means (a) any stockholder of such Corporate Holder, provided that such stockholder was a stockholder of the Corporate Holder at the time it first became a Class A Holder, or any Permitted Transferee of any such stockholder determined pursuant to
         Section 6(a)(i); and (b) the survivor (the "Survivor") of a merger or consolidation of such Corporate Holder, so long as such Survivor is controlled, directly or indirectly, by those stockholders of the Corporate Holder who were stockholders of the Corporate Holder at the time the Corporate Holder first became a Class A Holder or any Permitted Transferees of such stockholders determined pursuant to
         Section 6(a)(i).

                           (v) In the case of a Class A Holder that is the estate of a deceased Class A Holder, or that is the estate of a bankrupt or insolvent Class A Holder, and provided such deceased, bankrupt or insolvent Class A Holder, as the case may be, held record and beneficial ownership of the shares of Class A Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class A Holder as determined pursuant to subparagraphs (i), (iii) or (iv) of Section 6(a), as the case may be.

                           (vi) In the case of any Class A Holder who desires to make a bona fide gift, "Permitted Transferee" means any other Class A Holder or its Permitted Transferee determined pursuant to Section 6(a)(i).

                  (b) Notwithstanding anything to the contrary set forth herein, any Class A Holder may pledge such Holder's shares of Class A Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, registered in the name of or voted by the pledgee and shall remain with the Holder, subject to this Section 6. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class A Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

                  (c) For purposes of this Section 6:

                           (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship.

                           (ii) Each joint owner of shares (if a Permitted Transferee) or owner of a community property interest in shares (if a Permitted Transferee) of Class A Common Stock shall be considered a "Class A Holder" of such shares.

                           (iii) A minor for whom shares of Class A Common Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Class A Holder of such shares.

                           (iv) Unless otherwise specified, the term "person" means and includes natural persons, corporations, partnerships, unincorporated associations, firms, joint ventures, trusts and all other entities.

                  (d) Except as otherwise provided in Section 7(b), any purported transfer of shares of Class A Common Stock not permitted hereunder shall be void and of no force or effect, and the purported transferee shall have no rights as a stockholder of the Company and no other rights against or with respect to the Company. The Company may, as a condition to the transfer or the registration of transfer of shares of Class A Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. Each certificate representing shares of Class A Common Stock shall be endorsed with a legend that states that shares of Class A Common Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in the Articles of Incorporation filed by the Company with the Secretary of State of the State of Nevada.

         7.       Conversion and Exchange of Class A Common Stock

                  (a) Each share of Class A Common Stock, at the option of its holder, may at any time be converted into twenty (20) fully paid and nonassessable share of Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class A Common Stock to be converted to the Company at any time during normal business hours at the principal executive offices of the Company or at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Company or the Transfer Agent) by instruments of transfer, in form satisfactory to the Company and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 7(e).

                  (b) If the beneficial ownership (as determined under Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of any share or any interest in any share of Class A Common Stock changes, voluntarily or involuntarily, such that each new beneficial owner of such share is not a Permitted Transferee (as defined in Section 6(a) hereof) of the beneficial owner of such share of Class A Common Stock immediately prior to such change in beneficial ownership, then each such share shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Common Stock. A determination by the Secretary of the Company that a change in beneficial ownership requires conversion under this paragraph shall be conclusive. Upon making such determination, the Secretary of the Company shall promptly request of the holder of record of each such share that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share to the Company for documentation of such conversion, together with instruments of transfer, in form satisfactory to the Company and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Section 7(e).

                  (c) As promptly as practicable following the surrender for conversion of a certificate representing shares of Class A Common Stock in the manner provided in Section 7(a) or (b), as applicable, and the payment in cash of any amount required by the provisions of Section 7(e), the Company will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. In the case of a conversion under Section 7(a), such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class A Common Stock. In the case of a conversion under Section 7(b), such conversion shall be deemed to have been made on the date that the beneficial ownership of such share has changed as set forth in Section 7(b). Upon the date any conversion under Section 7(a) is made, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock; provided, however, that any such surrender and payment on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which stock transfer books are open. Upon the date any conversion under Section 7(b) is made, all rights of the holder of such share as such holder shall cease, and the new beneficial owner or owners of such shares shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock.

                  (d) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class A Common Stock, provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of purchased shares of Common Stock that are held in the treasury of the Company. The Company covenants that all shares of Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Class A Common Stock will, upon issue, be fully paid and nonassessable.

                  (e) The issuance of certificates for shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

         8. Distributions Upon Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Company in accordance with applicable law, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the remaining assets and funds of the Company shall be divided among and paid to the holders of shares of Common Stock and Class A Common Stock on a pro rata basis in accordance with their respective interests.

                                   ARTICLE IV
                                   ----------

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         Meetings of stockholders may be held within or outside the State of Nevada, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws.

                                    ARTICLE V
                                    ---------

                      STOCKHOLDER ACTION BY WRITTEN CONSENT
                      -------------------------------------

         Any election of directors or other action by the stockholders of the Company may be effected at an annual or special meeting of stockholders or, if the Board has approved such action, by written consent in lieu of such a meeting. The record date with respect to the determination of stockholders entitled to consent in writing to any action approved by the Board shall be the first date on which a signed written consent setting forth the action to be taken or proposed to be taken is delivered to the Company by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Any action by written consent shall be deemed effective, provided the Board has earlier approved such action, as of the day on which written consents signed by stockholders having the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted are delivered to the Company by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Company having custody of the books in which proceedings of meetings of stockholders are recorded. Any delivery under this Article V to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                   ARTICLE VI
                                   ----------

                                    DIRECTORS
                                    ---------

         The members of the governing board shall be styled as Directors, and the number of such Board shall consist of two (2). Elections of directors need not be by written ballot unless the Bylaws shall so provide.

                                   ARTICLE VII
                                   -----------

                                 INDEMNIFICATION
                                 ---------------

         1. Limitation of Liability. The personal liability of the directors and officers of the Company is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. If the NRS is amended to further eliminate or limit or to authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, as amended or supplemented from time to time.

         2. Indemnification and Insurance.

                  (a) Indemnification of Officers and Directors.

                           (i) For purposes of this Section, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as defined below), by reason of the fact that he or she is or was a director or officer of the Company or a director, officer, member, manager or managing member of a predecessor entity or affiliate of such predecessor entity or is or was serving in any capacity at the request of the Company as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, or investigative.

                           (ii) Each Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided, however, that such Indemnitee either is not liable pursuant to Section 78.138 of the NRS or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the Indemnitee is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. Except as ordered by a court and for advancement of expenses pursuant to this Section 2, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Articles of Incorporation, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder of the Company.

                            (iii) Indemnification pursuant to this Section 2 shall continue as to an Indemnitee who has ceased to be a director or officer of the Company or member, manager or managing member of a predecessor entity or affiliate of such predecessor entity or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

                           (iv) The expenses of Indemnitees shall be paid by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. To the extent a director or officer of the Company is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Company shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

                  (b) Indemnification of Employees and Other Persons. The Company may, by action of the Board and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

                  (c) Non-Exclusivity of Rights. The rights to indemnification provided in this Section 2 shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of these Articles or the Bylaws, agreement, vote of stockholders or directors, or otherwise.

                  (d) Insurance. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Company has the authority to indemnify him or her against such liability and expenses.

                  (e) Other Financial Arrangements. The other financial arrangements which may be made by the Company may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance;
(iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Company; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

                  (f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 2 may be provided by the Company or any other person approved by the Board, even if all or part of the other person's stock or other securities is owned by the Company. In the absence of fraud (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 2 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

                  (g) Amendment. The provisions of this Section 2 relating to indemnification shall constitute a contract between the Company and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section 2. Notwithstanding any other provision of these Articles of Incorporation relating to their amendment generally, any repeal or amendment of this Section 2 which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Articles of Incorporation (including, without limitation, Article VII below), no repeal or amendment of these Articles of Incorporation shall affect any or all of this Section 2 so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the Company then serving, or (b) by the stockholders as set forth in Article VII hereof; provided, however, that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

                                   ARTICLE VII
                                   -----------

                        AMENDMENT OF CORPORATE DOCUMENTS
                        --------------------------------

         1. Articles of Incorporation. The Company reserves the right to alter, amend, repeal or rescind any provision contained in these Articles of Incorporation in any manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation.

         2. Bylaws. In furtherance and not in limitation of the powers conferred by the NRS, the Board shall have the power to make, alter, amend, repeal or rescind the Bylaws, subject to the power of the stockholders to alter, amend, repeal or rescind any Bylaw made by the Board.

                                  ARTICLE VIII
                                  ------------

                               CORPORATE EXISTENCE
                               -------------------

         This Company shall have perpetual existence.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have executed these Amended and Restated Articles of Incorporation this [__] day of [________________].





                                        ----------------------------------------
                                        Richard Astrom, President and
                                        Chief Executive Officer




                                        ----------------------------------------
                                        Christopher Astrom, Vice President,
                                        Chief Financial Officer and Secretary